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                                                                                                                     Exhibit 11
                                                     TRW INC. AND SUBSIDIARIES
                                                 COMPUTATION OF EARNINGS PER SHARE

                                              (In Millions Except Per Share Amounts)

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                                                                                      Years ended December 31
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                                                                          1994                    1993                     1992
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

PRIMARY
-------
Net earnings(loss) before cumulative effect                             $332.7                 $ 220.1                  $ 193.7
  of accounting changes
Less preference dividend requirements                                      0.7                     0.8                      0.9
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                                                                         332.0                   219.3                    192.8
Cumulative effect of accounting changes                                      -                   (24.7)                  (349.4)
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Net earnings(loss) applicable to common shares
  (and common share equivalents in 1994 and 1993)                       $332.0                 $ 194.6                  ($156.6)
===============================================================================================================================
Average common shares outstanding                                         64.6                    63.5                     62.3
Stock options and performance share rights,
  based on the treasury stock method using
  average market price                                                     1.2                     1.2                        - (A)
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Average common shares (and common share
  equivalents in 1994 and 1993)                                           65.8                    64.7                     62.3
===============================================================================================================================

Primary earnings(loss) per share before cumulative
  effect of accounting changes                                          $ 5.05                 $  3.39                  $  3.09
Cumulative effect of accounting changes                                      -                   (0.38)                   (5.60)
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Primary earnings(loss) per share                                        $ 5.05                 $  3.01                   ($2.51)
===============================================================================================================================


FULLY DILUTED
-------------
Net earnings(loss) before cumulative effect
  of accounting changes applicable to common
  shares (and common share equivalents in 1994 and 1993)                $332.0                 $ 219.3                  $ 192.8

Dividends assuming conversion of other
  dilutive securities: (B)
    Dilutive preference dividends                                          0.7                     0.8                      0.9
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                                                                         332.7                   220.1                    193.7
Cumulative effect of accounting changes                                      -                   (24.7)                  (349.4)
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Net earnings(loss) applicable to fully diluted shares                   $332.7                 $ 195.4                  ($155.7)
===============================================================================================================================

Average common shares outstanding                                         64.6                    63.5                     62.3

Common shares assuming conversion of
  other dilutive securities: (B)
    Dilutive preference shares                                             0.6                     0.7                      0.8

    Stock options and performance share rights,
      based on the treasury stock method using
      closing market price if higher than
      average market price                                                 1.2                     1.5                      1.2
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Average fully diluted shares                                              66.4                    65.7                     64.3
===============================================================================================================================

Fully diluted earnings(loss) per share before cumulative
  effect of accounting changes                                         $  5.01                 $  3.35                  $  3.01
Cumulative effect of accounting changes                                      -                   (0.38)                   (5.43)
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Fully diluted earnings(loss) per share                                 $  5.01                 $  2.97                   ($2.42)(C)
===============================================================================================================================


(A)  In accordance with Paragraph 30 of APB Opinion No. 15 the common share equivalents are excluded from the primary computation in
     1992 as they produce an anti-dilutive result.
(B)  Assuming the conversion of the Serial Preference Stock II Series 1 and Series 3.
(C)  This calculation is submitted in accordance with the Securities Exchange Act of 1934 Release No. 9083 although it is contrary to Paragraph 40 of APB Opinion No. 15 as it produces an anti-dilutive result.

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